Exhibit 2


                             SUBSCRIPTION AGREEMENT

                          dated as of January 28, 1999

                                 by and between

                                    XOMA LTD.

                                       and

                                     [Buyer]





                              --------------------


                                  COMMON STOCK

                                       and

                         COMMON STOCK PURCHASE WARRANTS

                              --------------------

                             SUBSCRIPTION AGREEMENT
                                  COMMON STOCK
                                       and
                         COMMON STOCK PURCHASE WARRANTS
                                    XOMA LTD.

                                                                          Page



1.   DEFINITIONS..............................................................1


2.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE..................................12

     (a)  Subscription.......................................................12
     (b)  Form of Payment....................................................12
     (c)  Method of Payment..................................................12

3.   RESET SHARES............................................................13

     (a)  Reset Rights.......................................................13
     (b)  Reset Date No. 1...................................................13
     (c)  Subsequent Reset Dates.............................................13
     (d)  Reset Notices......................................................13
     (e)  Delivery of Reset Shares to the Escrow Agent.......................14
     (f)  Delivery of Reset Shares to the Company............................15
     (g)  Termination of Reset Rights........................................15

4.   BUYER REPRESENTATIONS, WARRANTIES, ETC..................................15

     (a)  Purchase for Investment............................................15
     (b)  Accredited Investor................................................15
     (c)  Reoffers and Resales...............................................15
     (d)  Company Reliance...................................................15
     (e)  Information Provided...............................................15
     (f)  Absence of Approvals...............................................16
     (g)  Subscription Agreement.............................................16
     (h)  Approvals..........................................................16
     (i)  Absence of Brokers, Finders, Etc...................................16

5.   COMPANY REPRESENTATIONS, WARRANTIES, ETC................................16

     (a)  Organization and Authority.........................................16
     (b)  Capitalization.....................................................16
     (c)  Concerning the Shares and the Common Shares........................17
     (d)  Subscription Agreement; Escrow Agreement; Registration
            Rights Agreement; Warrants.......................................17
     (e)  Non-contravention..................................................18
     (f)  Approvals..........................................................18
     (g)  Information Provided...............................................18
     (h)  Absence of Certain Changes.........................................19
     (i)  Absence of Certain Proceedings.....................................19
     (j)  Properties.........................................................19

     (k)  SEC Filings........................................................20
     (l)  Absence of Brokers, Finders, Etc...................................20
     (m)  No Solicitation....................................................20
     (n)  Certain Issuances of Securities....................................20
     (o)  Rights Agreement...................................................20

6.   Certain CovenaNts and Acknowledgments...................................20

     (a)  Transfer Restrictions..............................................20
     (b)  Restrictive Legend.................................................21
     (c)  Escrow Agreement; Registration Rights Agreement....................21
     (d)  Form D.............................................................21
     (e)  Authorization for Trading..........................................22
     (f)  Use of Proceeds....................................................22
     (g)  Blue Sky Laws......................................................22
     (h)  Certain Expenses...................................................22
     (i)  Certain Issuances of Securities....................................23
     (j)  Certain Trading Restrictions.......................................24
     (k)  Reservation of Common Shares.......................................24
     (l)  Consolidation, Merger, Etc.........................................24
     (m)  Overdue Amounts....................................................25
     (n)  Best Efforts.......................................................25

7.   ESCROW SHARES...........................................................25


8.   CLOSING DATE............................................................25


9.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE................26


10.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE........................26


11.  REPURCHASE AT OPTION OF THE BUYER.......................................27

     (a)  Repurchase Right...................................................27
     (b)  Notices; Method of Exercising Optional Repurchase Rights, Etc......27
     (c)  Other..............................................................27
     (d)  Special Repurchase Events..........................................28

12.  REPURCHASE AT OPTION OF THE COMPANY.....................................28

     (a)  Repurchase Right...................................................28
     (b)  Special Repurchase Right...........................................29
     (c)  Restriction on Repurchases.........................................29

13.  MISCELLANEOUS...........................................................29

     (a)  Governing Law......................................................29
     (b)  Counterparts.......................................................29

     (c)  Headings, etc......................................................29
     (d)  Severability.......................................................29
     (e)  Amendments.........................................................29
     (f)  Waivers............................................................30
     (g)  Notices............................................................30
     (h)  Assignment.........................................................30
     (i)  Survival of Representations and Warranties.........................30
     (j)  Entire Agreement...................................................30
     (k)  Termination........................................................30
     (l)  Further Assurances.................................................31
     (m)  Public Statements, Press Releases, Etc.............................31
     (n)  Construction.......................................................31

SCHEDULES

Schedule 5(b)-1   Antidilution Adjustments
Schedule 5(i)     Certain Proceedings
Schedule 5(j)     Company Proprietary Rights Matters

ANNEXES

Annex I           Form of Common Share Purchase Warrant
Annex II          Joint Escrow Instructions
Annex III         Form of Escrow Agreement
Annex IV          Form of Registration Rights Agreement
Annex V           Form of Opinion of Cahill Gordon & Reindel to be Delivered on
                  Closing Date
Annex VI          Form of Opinion of General Counsel of the Company to
                  be Delivered on Closing Date
Annex VII         Form of Opinion of Conyers Dill & Pearman to be
                  Delivered on Closing Date
Annex VIII        Form of Opinion of Bryan Cave LLP to be
                  Delivered on Closing Date
Annex IX          Form of Reset Notice

                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT, dated as of January 28, 1999 (this "Agreement"), by and between XOMA LTD., a Bermuda company (the "Company"), with headquarters located at 2910 Seventh Street, Berkeley, California 94710, and [ ] (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Buyer wishes to purchase Common Shares (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1) and receive Warrants and the Company wishes to sell Common Shares and issue to the Buyer Warrants as provided in the Agreement; and

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the terms "Agreement," "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement; provided, however, that, when referring to a time or period before January 1, 1999, or when the context so requires, the term "Company" shall refer to Xoma Corporation, a Delaware corporation and the predecessor of XOMA Ltd.

     (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

     (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" means an action, suit, proceeding, inquiry or investigation before or by any court, public board or body, arbitrator or governmental agency.

     "Adjustment Price" means the lesser of (x) the Average Market Price and (y) the Purchase Price; provided, however, that, notwithstanding any other provision of this Agreement and without limiting the Buyer's other rights and remedies hereunder or under applicable law, if a Registration Event occurs then the Adjustment Price on the next Reset Date to occur and all Adjustment Prices determined on Reset Dates thereafter shall be permanently reduced on each Computation Date by one and one-half percent from the otherwise applicable Adjustment Price (such reduction to be prorated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date) (as an example of such reductions in the Adjustment Price, assuming that: (i) the Average Market Price is always less than the Purchase Price, (ii) a Registration Event commences on the 30th day after Reset Date No. 1 and continues until the 60th day thereafter and (iii) another Registration Event commences on the 50th day after Reset Date No. 3 and continues until the 80th day thereafter, then (1) the Adjustment Price on Reset Date No. 1 is 100% of the Average Market Price on such date, (2) the Adjustment Price on Reset Date No. 2 is 98.5% of the Average Market Price on such date, (3) the Adjustment Price on Reset Date No. 3 is 98.5% of the Average Market Price on such date, and (4) the Adjustment Price on Reset Date No. 4 and on each Reset Date thereafter is 97.0% of the Average Market Price on each such date).

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregate Purchase Price" means $7,000,000.00.

     "Amendment Event" means a Repurchase Event described in clause (4)(B) of the definition of Repurchase Event which arises under the terms of any amendment of any of the following: this Agreement, the Escrow Agreement, the Registration

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                                      -3-


Rights Agreement, the Warrants, or any other agreement or document entered into in connection with the issuance of the Shares.

     "AMEX" means the American Stock Exchange, Inc.

     "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Company to audit its financial statements.

     "Auditors' Determination" means a determination requested by the Company and signed by the Auditors concurring with the Company's conclusion that (a) a requirement of the Company to repurchase, or a right of any holder of Shares to require repurchase of, Shares, or (b) a requirement of the Company to make a payment pursuant to Section 6(i)(2), by reason of the occurrence of (i) a specified Repurchase Event which occurs by reason of (x) an event described in clause (1), (2), (3) or (5) of the definition of Repurchase Event or (y) an Amendment Event or (ii) a specified Share Limitation Event, whichever is applicable, would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles and which shall set forth (i) in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) all applicable accounting principles and assumptions made in connection therewith, and (iii) in reasonable detail or have attached thereto copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion.

     "Average Market Price" for any date means 89% of the arithmetic average of the Market Price on each of the five Trading Days, whether or not consecutive, during the applicable Measurement Period on which the lowest Market Prices occurred and which are Trading Days on which the Buyer did not sell Common Shares (including short sales) on the securities market from which the Market Price of the Common Shares on such date is determined.

     "Blackout Period" means any period of one or more consecutive Trading Days, but not in excess of five consecutive Trading Days, occurring after the SEC Effective Date as to which the Company has notified the holders of Shares on or prior to such Trading Day in accordance with Section 3(e) of the Registration Rights Agreement that they are required, pursuant to Section 3(e) of the Registration Rights Agreement, to suspend offers and sales of Common Shares pursuant to the Registration Statement as a result of an event or circumstance which relates to a development concerning the business of the Company which development occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement and as to which the Board of Directors of the Company shall have determined in good faith that public disclosure of such event or circumstance at such time would not be in the best interests of the Company, which determination shall be set forth in a resolution duly adopted by the Board of Directors of the Company and copies of which shall be furnished to the holders of the Shares at the same time such notice under Section 3(e) of the Registration Rights Agreement is given; provided, however, that (i) no more than one Blackout Period may commence in any period of 180 consecutive days and (ii) no more than 15 Trading Days in the aggregate may occur during all Blackout Periods permitted under this Agreement.

     "Closing Date" means the date and time of the issuance and sale of the Initial Shares and the issuance of the Warrants.

     "Closing Escrow Agent" means the escrow agent named in the Joint Escrow Instructions.

     "Common Shares" means the Common Shares, U.S. $.0005 par value, together with the related Preference Share Purchase Rights or similar rights, of the Company.

     "Company Escrow Shares" means Escrow Shares which are to be released to the Company as specified in a Reset Notice given pursuant to Section 3 and which shares have not been released to the Company.

     "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the business of the Company.

     "Company Repurchase Notice" means a notice given by the Company to the Buyer pursuant to Section 12 exercising the Company's right to repurchase all or a portion of the Escrow Shares pursuant to Section 12 which states (1) the number of Escrow Shares which are to be repurchased, (2) the Repurchase

Price or the Special Repurchase Price, as the case may be, and the formula for determining the same, determined in accordance herewith and (3) the applicable Repurchase Date.

     "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

     "Control Notice" means a notice given by the Company to the Buyer, in accordance with Section 6(i)(3) or Section 11(d), (i) stating that a Share Limitation Event or a Repurchase Event, as the case may be, has occurred by reason of events which are not solely within the control of the Company and (ii) enclosing an executed copy of an Auditors' Determination.

     "Designated Escrow Shares" means with respect to any Reset Date the number of Escrow Shares beneficially owned by the Buyer on such Reset Date, determined immediately prior to the computation of Reset Shares for such Reset Date pursuant to Section 3.

     "Designated Shares" means the Initial Shares and the Reset Shares (whether or not held in escrow).

     "DTC" means the Depository Trust Company.

     "Escrow Agent" means the Escrow Agent named in the Escrow Agreement and any successor thereto.

     "Escrow Agreement" means the Escrow Agreement to be entered into by and between the Company, the Buyer and the Escrow Agent in the form attached hereto as Annex III.

     "Escrow Shares" means the Designated Shares held in escrow by the Escrow Agent as adjusted from time to time, for stock dividends, stock splits, combinations, recapitalizations or other changes affecting all outstanding Common Shares of which the Escrow Agent is advised and permitted to participate in with respect to the Escrow Shares.

     "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

     "Initial Shares" means ________ Common Shares.

     "Joint Escrow Instructions" means the Joint Escrow Instructions attached hereto as Annex II.

     "Market Price" of the Common Shares on any date means the closing bid price per Common Share on such date on the first applicable among the following: (a) the national securities exchange on which the Common Shares are listed which constitutes the principal securities market for the Common Shares, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Shares on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Shares on such date, in any such case as reported by the Nasdaq Stock Market; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

          (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Shares with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Shares with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Company shall issue rights or warrants to all holders of its outstanding Common Shares, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of shareholders entitled to receive such rights or war-rants) to subscribe for or purchase Common Shares at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of Common Shares outstanding on the close of business on such record date plus the total number of additional Common Shares so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

          (iii) (A) The outstanding Common Shares shall be subdivided into a greater number of Common Shares or a record date for any such subdivision shall be fixed, then the Market Price of the Common Shares for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and
     (2) the date on which ex-dividend trading in the Common Shares with respect to such subdivision begins shall be proportionately reduced, and (B) conversely, in case the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Shares on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Shares shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger, amalgamation or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Shares with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such trade less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one Common Share and the denominator of which shall be the Market Price (determined without regard to this proviso). If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

          (v) For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distri-bution of such Common Shares or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (vi) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Shares cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire its Common Shares (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Shares made exclusively in cash after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any Common Shares (other than an Option Share Surrender) made after the Closing Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Shares with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of Common Shares outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of Common Shares outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; or

          (vii) A Tender Offer made by the Company or any of its subsidiaries for all or any portion of the Common Shares shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any Common Shares (other than an Option Share Surrender) made after the Closing Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Shares made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of Common Shares outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of Common Shares outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Shares on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

     "Measurement Period" means, with respect to any Reset Date, the period of 25 consecutive Trading Days ending on the Trading Day prior to such Reset Date.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

     "Nasdaq Stock Market" means the Nasdaq Stock Market, Inc.

     "1997 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendments No. 1 and No. 2 thereto on Form 10-K/A.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

     "NYSE" means the New York Stock Exchange, Inc.

     "Option Share Surrender" means the surrender of Common Shares to the Company in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Company to any of its employees, directors or consultants.

     "Other Buyer" means the buyer of Common Shares named in the Other Subscription Agreement.

     "Other Subscription Agreement" means the Subscription Agreement, dated as of the date hereof, between the Company and the Other Buyer relating to the agreement of such Other Buyer to purchase Common Shares and receive warrants and reset shares on the same terms as provided in this Agreement.

     "Permitted Transferee" means any Person (1) who is an "accredited investor" as defined in Regulation D under the Securities Act and who is designated a non-resident of Bermuda for Bermuda Exchange Control purposes, (2) who is to be assigned rights under this Agreement, the Registration Rights Agreement and the Escrow Agreement and transferred (x) Shares valued at least $2,000,000 determined on the basis of the most recent Adjustment Price, (y) Warrants to purchase at least 60,000 Warrant Shares or (z) at least 60,000 Warrant Shares which have not been transferred following their issuance and (3) who is either
(A) an Affiliate of the beneficial owner of the Securities to be transferred or
(B) a Person as to whom the Company shall have consented to such transfer and assignment, such consent not to be unreasonably withheld (it being understood that a proposed assignment by the Buyer to a competitor or potential competitor of the Company or a Person which the Company determines in good faith is accumulating or is likely to accumulate ownership of Common Shares for hostile or unfriendly purposes may constitute a basis for withholding such consent).

     "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

     "Preference Share Purchase Rights" means the Preference Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Shares).

     "Purchase Price" means $5.85008; provided, however, that when used after the Closing Date, the Purchase Price shall be subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring after the Closing Date on the same terms as the adjustments provided in the definition of "Market Price" in this Section 1.

     "Recently Released Shares" means Shares released to the Buyer from escrow under the Escrow Agreement not more than 30 days prior to the date the Buyer gives a Repurchase Notice.

     "Registration Event" shall mean any one of the following: (1) the Company fails to file the Registration Statement with the SEC prior to the 30th day after the Closing Date, (2) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreement, (3) the Registration Statement is not effective prior to the 90th day after the Closing Date, (4) the Registration Statement shall cease to be available during the Registration Period (as defined in the Registration Rights Agreement) for use by any holder of Shares who is named therein as a selling shareholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) without being succeeded within ten Trading Days by a subsequent Registration Statement filed with and declared effective by the SEC; provided, however, that no Registration Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Shares cease to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap or trading in the Common Shares shall be suspended for any reason (other than as a result of the suspension of trading of securities generally) in either case for more than five Trading Days in the aggregate (whether or not consecutive), (6) the Company fails to deliver any Reset Shares to the Escrow Agent as and when required by
Section 3 unless within ten Trading Days of such failure the Company can demonstrate, to the reasonable satisfaction of the Buyer, that such failure did not result in any direct, indirect or consequential damages or expenses, including lost trading opportunities, to the Buyer, or (7) if the Company breaches in a material respect any covenant or other material term or condition to this Agreement (other than a representation or warranty contained herein), the Registration Rights Agreement, the Escrow Agreement or any other agreement, document, certificate or other instrument delivered in connec-tion with the transactions contemplated hereby and thereby, and such breach continues for a period of 30 days after written notice thereof to the Company; provided, further, however, that (x) with respect to clauses (3) and (4) above, no Registration Event shall be deemed to occur to the extent such failure to become effective or such unavailability of the Registration Statement, as the case may be, shall be primarily caused or requested by the Buyer or the Other Buyer after reasonable notice of the circumstances creating such potential failure or unavailability has been given to the Buyer and the Other Buyer, (y) with respect to clauses (3), (4) and (5) above, the respective 90 day, ten Trading Day, and five Trading Day periods referred to in such clauses shall be extended by the number of days of any Blackout Period commencing prior to the end of each such period and (z) with respect to clause (6) above, if the Buyer fails to furnish the Company with information reasonably requested by the Company describing the Buyer's trading activity in Common Shares during the period from the applicable Reset Date until the earlier of the date such Reset Shares are delivered or the date of such request, then the ten Trading Day period referred to in clause (6) shall be extended until the day which is two Trading Days after such information is furnished to the Company.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and the Buyer in the form attached hereto as Annex IV.

     "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

     "Regulation D" means Regulation D promulgated by the SEC under the 1933
Act.

     "Release Notice" means the notice from the Buyer to the Escrow Agent in the form attached to the Escrow Agreement.

     "Repurchase Date" means the date of repurchase of Shares pursuant to
Section 11 or Section 12, as the case may be.

     "Repurchase Event" means any one of the following events:

          (1) For any period of five consecutive Trading Days (excluding days during a Blackout Period) commencing on or after the Closing Date trading in the Common Shares shall be suspended for any reason (other than as a result of the suspension of trading of securities generally);

          (2) For any period of five consecutive Trading Days (excluding days during a Blackout Period) the Common Shares cease to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap;

          (3) The inability for 30 or more days commencing after the SEC Effective Date (excluding days during a Blackout Period), whether or not consecutive, of any holder of Shares to sell Common Shares pursuant to the Registration Statement for any reason (other than reasons arising solely from the status, action or inaction of the Buyer) on each of such 30 days;

          (4) The Company shall fail or default in the timely performance of any obligation (A) to issue Reset Shares as and when required by Section 3, unless the Company makes the demonstration set forth in clause (6) of the definition of Registration Event or (B) any other material obligation not covered by clauses (1), (2), (3) or 4(A), in each case to a holder of Shares under the terms of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants or any other agreements or documents entered into in connection with the issuance of the Shares, as such instruments may be amended from time to time; provided, however, that an event described in this clause (4) shall be a Repurchase Event only if such failure or default shall have continued for a period of 15 Trading Days (excluding days during a Blackout Period) after notice thereof is given to the Company by any holder of Shares; or

          (5) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving company is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or any sale or other transfer of all or substantially all of the assets of the Company.

     "Repurchase Notice" means a notice from the Buyer to the Company which states (1) that the Buyer is thereby requiring the Company to repurchase Shares pursuant to Section 11, (2) in general terms the Repurchase Event giving rise to such repurchase, and (3) the number of Shares which are to be repurchased.

     "Repurchase Percentage" means, with respect to each Repurchase Date, the applicable percentage determined with respect to such Repurchase Date as follows:

                                                              Repurchase
Repurchase Date                                               Percentage
---------------                                               ----------

Closing Date through day prior to Reset Date No. 1                115%

Reset Date No. 1 through 360th day after Closing Date             120%

361st through 540th day after Closing Date                        125%

541st through 720th day after Closing Date                        130%

721st through 900th day after Closing Date                        135%

On and after 901st day after Closing Date                         150%

     "Repurchase Price" means, for each Share repurchased pursuant to Section 11 or Section 12, the greater of (A) the arithmetic average of the Market Price on each of the five consecutive Trading Days ending on the Trading Day prior to such Repurchase Date and (B) the most recently determined Adjustment Price (or in the case of a Repurchase Date prior to Reset Date No. 1, the Purchase Price) multiplied by the applicable Repurchase Percentage.

     "Repurchase Share Amount" means 15% of the sum of (i) the number of Escrow Shares and (ii) the number of Recently Released Shares which are beneficially owned by the Buyer on the Repurchase Date.

     "Repurchase Shares" means the Common Shares issuable to the Buyer pursuant to Section 11(d).

     "Reset Date" means any of Reset Date No. 1, Reset Date No. 2, and each sequentially numbered Reset Date thereafter which shall occur every 90 days after Reset Date No. 2 un-til the earlier of (x) the day which is 1,080 days after the Closing Date (which shall be a Reset Date) or (y) the last Reset Date to occur on which there is a positive number of Designated Escrow Shares.

     "Reset Date No. 1" means August 31, 1999.

     "Reset Date No. 2" means the day which is 90 days after Reset Date No. 1.

     "Reset Notice" means a notice from the Buyer to the Company and the Escrow Agent in the form attached hereto as Annex IX.

     "Reset Period" means the period commencing on each Reset Date and ending three Trading Days after the Escrow Agent receives a Reset Notice in respect of such Reset Date.

     "Reset Shares" means either (i) additional Common Shares issuable by the Company to the Buyer or (ii) Company Escrow Shares to be released to the Company from the escrow maintained by the Escrow Agent, in each case in accordance with
Section 3.

     "Rights Agreement" means the Amended and Restated Shareholder Rights Agreement, dated as of October 27, 1993 and amended and restated as of December 31, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell such securities to the public without registration under the 1933 Act.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

     "SEC Reports" means (1) the 1997 10-K, (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (as amended by Amendment No. 1 thereto on Form 10-Q/A), (3) the Company's Current Reports on Form 8-K dated December 30, 1997, June 26, 1998 (as amended by Amendment No. 1 thereto on Form 8-

K/A), July 9, 1998 and December 29, 1998, (4) to the extent incorporated by reference in the 1997 10-K, the Company's definitive proxy statement for its 1998 Annual Meeting of Stockholders and (5) the Company's definitive proxy statement for its special meeting of stockholders dated November 30, 1998, in each case as filed with the SEC.

     "Securities" means the Shares and the Warrants; provided, however, for purposes of the definition of the term "Market Price" set forth in clause (iv) of the proviso to the definition of the term "Market Price," Securities shall have the meaning set forth in such clause (iv).

     "Share Limitation Event" means a time at which the Company is unable to issue all Reset Shares or Repurchase Shares otherwise required to be issued by this Agreement by reason of the restrictions set forth in the Shareholder Approval Rule and the Company has not obtained a waiver thereof.

     "Share Limitation Repurchase Price" means an amount equal to 115% of the Repurchase Price determined as of the applicable Reset Date or the date on which Repurchase Shares were otherwise required to be issued, as the case may be, for which payment is due pursuant to Section 6(i)(2).

     "Shareholder Approval" shall mean the approval by a majority of the votes cast by the holders of Common Shares (in person or by proxy) at a meeting of the shareholders of the Company (duly convened at which a quorum was present), or a unanimous written consent of holders of Common Shares given without a meeting, of the issuance by the Company of 20% or more of the Common Shares of the Company outstanding on the Closing Date for less than the greater of the book or market value of such Common Shares, as and to the extent required under the Shareholder Approval Rule.

     "Shareholder Approval Rule" means Rule 4460(i) of the Nasdaq as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Shares are listed for trading.

     "Shares" means the Designated Shares, the Repurchase Shares and the Warrant Shares.

     "Special Repurchase Price" means, for each Escrow Share repurchased pursuant to Section 12(b), the amount determined by dividing (a) the Aggregate Purchase Price by (b) the number of Designated Shares (as adjusted from time to time for stock dividends, stock splits, combinations, recapitalizations or other changes affecting all outstanding Common Shares) issued to the Buyer at any time prior to the applicable Repurchase Date.

     "Tender Offer" means a tender offer or exchange offer.

     "Trading Day" means a day on whichever of (w) the national securities exchange, (x) the Nasdaq, (y) the Nasdaq SmallCap or (z) such other securities market, which at the time constitutes the principal securities market for the Common Shares, is open for general trading of securities; provided, however, that if there shall be no principal securities market for the Common Shares, "Trading Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

     "Transfer Agent" means ChaseMellon Shareholder Services, L.L.C., or any successor thereof, serving as transfer agent and registrar for the Common Shares.

     "Warrants" means the Common Share Purchase Warrants to purchase ______ Common Shares in the form attached hereto as Annex I.

     "Warrant Shares" means the Common Shares issuable upon exercise of the Warrants.

     2. Agreement To Subscribe; Purchase Price.

     (a) Subscription. In consideration of the representations, warranties, covenants and agreements contained in this Agreement and the Escrow Agreement, the Buyer hereby agrees to purchase from the Company the Initial Shares, and the Company hereby agrees to issue and sell to the Buyer, at the Purchase Price per share and for the Aggregate Purchase Price, upon the terms and conditions of this Agreement. In connection with the purchase of the Initial Shares by the Buyer, the Company shall issue to the Buyer, at the closing on the Closing Date, Warrants in the form attached hereto as Annex I.

     (b) Form of Payment. Prior to the closing on the Closing Date, the Buyer shall pay the Aggregate Purchase Price for the Initial Shares by delivering good funds in United States Dollars to the Closing Escrow Agent identified in the Joint Escrow Instructions attached hereto as Annex II. Such delivery of funds shall be made against delivery by the Company of the certificates for the Initial Shares, registered in the name of the Escrow Agent, and the Warrants, registered in the name of the Buyer. Prior to the closing on the Closing Date, the Company shall deliver certificates for the Initial Shares, registered in the name of the Escrow Agent, and the Warrants, registered in the name of the Buyer, to the Closing Escrow Agent. The certificates for the Initial Shares shall be delivered by the Company to the Closing Escrow Agent on a delivery against payment basis at the closing. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     (c) Method of Payment. Payment of the Aggregate Purchase Price for the Initial Shares shall be made by wire transfer of funds to:

                  Citibank, N.A.
                  153 East 53rd Street
                  New York, New York  10043
                  ABA #021000089

                  For credit to A/C#[            ]
                  For credit to the account of
                  Brian W. Pusch Attorney Escrow Account
                  Reference:  [             ]/XOMA

Not later than 4:00 p.m., New York City time, on the date which is one Trading Day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer or its legal counsel, the Buyer shall deposit with the Closing Escrow Agent an amount equal to the Aggregate Purchase Price.

     3. Reset Shares.

     (a) Reset Rights. The Buyer shall be entitled to receive Reset Shares in such amounts and at such times as provided in this Section 3.

     (b) Reset Date No. 1. The number of Reset Shares to be issued to the Buyer on Reset Date No. 1, shall be computed as follows:

                  R = [(D x P) / A] - D
where:

                  R = Number of Reset Shares for Reset Date No. 1
                  D = Number of Designated Escrow Shares on Reset Date No. 1 P = Purchase Price
                  A = Adjustment Price on Reset Date No. 1

If the number of Reset Shares so computed is positive, such number of Reset Shares shall be issued and delivered by the Company to the Escrow Agent for deposit in escrow to be held for the account of the Buyer. If the number of Reset Shares so computed is negative, Escrow Shares held in escrow on Reset Date No. 1 equal to the number (taken as a positive number) of such Reset Shares (or such lesser number of Escrow Shares then held) shall be released from escrow to the Company.

     (c) Subsequent Reset Dates. The number of Reset Shares to be issued to the Buyer on each Reset Date after Reset Date No. 1, shall be computed as follows:

                  R = [(D x P) / A] - D

where:

                  R = Number of Reset Shares
                  D = Number of Designated Escrow Shares on such Reset Date P = Adjustment Price determined on the immediately preceding Reset Date A = Adjustment Price on such Reset Date

If the number of Reset Shares so computed for such Reset Date is positive, such number of Reset Shares shall be issued and delivered by the Company to the Escrow Agent for deposit in escrow to be held for the account of the Buyer. If the number of Reset Shares so computed is negative, Escrow Shares held in escrow on such Reset Date equal to the number (taken as a positive number) of such Reset Shares (or such lesser number of Escrow Shares then held) shall be released from escrow to the Company.

     (d) Reset Notices. On each Reset Date or within three Trading Days thereafter, the Buyer shall give a Reset Notice in the form attached hereto as Annex IX to the Company and the Escrow Agent. If the Buyer fails to give a Reset Notice within three Trading Days after any Reset Date, the Company may notify the Buyer and the Escrow Agent of such failure and, if the Buyer does not deliver such Reset Notice within three Trading Days after such notice of failure is given to the Buyer, the Company may give such Reset Notice to the Buyer and the Escrow Agent.

     (e) Delivery of Reset Shares to the Escrow Agent. (1) If any Reset Notice states that Reset Shares are due to the Buyer, within three Trading Days after such Reset Notice is given the Company shall issue and deliver certificates representing such number of Reset Shares to the Escrow Agent for deposit in escrow for the account of the Buyer. The number of Reset Shares to be issued or released from escrow in connection with a particular Reset Date shall be, in the absence of manifest error in a particular Reset Notice, conclusively the number of Reset Shares stated in the applicable Reset Notice. If in connection with a particular Reset Date the Company determines that manifest error has been made by virtue of the computation of Reset Shares or other information set forth in the Reset Notice given by the Buyer in respect of such Reset Date, the Company shall have the right within two Trading Days after the Buyer gives such Reset Notice to notify the Escrow Agent and the Buyer of such error, which notice shall state the number of Reset Shares in dispute. Notwithstanding such notice of manifest error given by the Company, the Company shall issue and deliver to the Escrow Agent the number of Reset Shares, or the Escrow Agent shall release to the Company the number of Company Escrow Shares, as the case may be, that are not in dispute as and when required by this Agreement and the Escrow Agreement. If the Company shall have notified the Escrow Agent and the Buyer of any such manifest error, and the Company and the Buyer have not agreed as to a resolution of such manifest error on or before the date the Company gives the Buyer such notice of manifest error in such Reset Notice, the Company shall, on the date the Company gives such notice of manifest error to the Buyer, submit the dispute to the Auditors for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Escrow Agent and the Buyer of the Auditors' determination with respect to such dispute within three Trading Days after such dispute is submitted to the Auditors. Promptly after receipt of timely notice of the Auditors' determination (but in any event within five Trading Days after the applicable Reset Notice is given to the Escrow Agent and the Company), the Company shall deliver to the Escrow Agent for deposit in escrow for the account of the Buyer any additional Reset Shares to which the Buyer is entitled based on the determination of the Auditors. If (1) the Auditors shall fail to notify the Escrow Agent and the Company of their determination within three Trading Days after such dis-pute is submitted to the Auditors, then the Company shall, within four Trading Days after such dispute is submitted to the Auditors, or (2) the Company does not timely submit the dispute to the Auditors and such dispute is not resolved by the parties, then the Company shall, within four Trading Days after receipt of the applicable Reset Notice, deliver to the Escrow Agent for deposit in escrow for the account of the Buyer any additional Reset Shares to which the Buyer is entitled based on the applicable Reset Notice. Such immediate and prompt action shall be taken by all the parties in order to assure that there shall be full compliance with the Company's unqualified obligation that all Reset Shares issuable upon each Reset Date be issued and delivered by the due dates therefor as provided herein.

     (2) If a particular Reset Notice states that Reset Shares are due to the Buyer, the Company's obligation to issue and deliver such Reset Shares shall be absolute and unconditional, irrespective of any action or inaction by the Buyer to enforce the same, any waiver or consent with respect to any provision hereof or of the Escrow Agreement, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Buyer, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Buyer or any other Person of any obligation to the Company or any violation or alleged violation of law by the Buyer or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Buyer in connection with the issuance of Reset Shares. If the Company fails to issue and deliver the certificates for any Reset Shares pursuant to this Section 3(e) as and when required to do so following each Reset Date, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Buyer on demand for all reasonable out-of-pocket expenses, including, without limitation, fees and expenses of legal counsel, incurred by the Buyer as a result of such failure. In addition to the Buyer's rights and remedies hereunder and under applicable law, the Company acknowledges and agrees that the Company's failure to issue and deliver any Reset Shares as and when required to do so in accordance with this Agreement would cause immediate and irreparable harm to the Buyer and that the Buyer shall be entitled to injunctive relief in connection therewith. In lieu of delivering physical certificates representing any Reset Shares, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer program ("FAST"), the Company shall, if reasonably practicable, cause the Transfer Agent to electronically transmit such Reset Shares by crediting the account of the Escrow Agent or the Escrow Agent's broker with the DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The Company shall not be liable for any failure on the part of the Escrow Agent or the Buyer to take actions necessary to receive such shares through the DWAC system. No fractional Reset Shares shall be issued; the number of Reset Shares issued shall be rounded to the nearest whole share.

     (f) Delivery of Reset Shares to the Company. If a particular Reset Notice states that Reset Shares are due to the Company, within ten Trading Days after such Reset Notice is given to the Escrow Agent and the Buyer, the Escrow Agent shall release the applicable whole number of Company Escrow Shares to the Company or the Transfer Agent by delivering certificates therefor or by means of electronic transmission through the FAST system. The Company shall not be entitled to receive a number of Reset Shares with respect to any Reset Date in excess of the number of Escrow Shares, if any, held in escrow by the Escrow Agent on such Reset Date after giving effect to the release by the Escrow Agent of all Escrow Shares released or required to be released from escrow by the Escrow Agent prior to such Reset Date.

     (g) Termination of Reset Rights. The rights provided in this Section 3 shall terminate following the last Reset Date to occur when (1) no additional shares are required to be deposited into escrow and (2) all Escrow Shares are released from escrow in accordance with the terms of this Agreement and the Escrow Agreement.

     4. Buyer Representations, Warranties, Etc. The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     (a) Purchase for Investment. The Buyer is purchasing the Initial Shares and acquiring the Warrants, and upon issuance and delivery of any Reset Shares or Repurchase Shares to or for the account of the Buyer, will acquire such Reset Shares or Repurchase Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof;

     (b) Accredited Investor. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

     (c) Reoffers and Resales. All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

     (d) Company Reliance. The Buyer understands that the Initial Shares are being offered and sold, the Warrants are being issued and the Reset Shares, the Warrant Shares and the Repurchase Shares are being offered, in each case to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Initial Shares, the Warrants and to receive an offer of the Reset Shares, the Warrant Shares and the Repurchase Shares;

     (e) Information Provided. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Initial Shares and the issuance of the Warrants and the offer of the Reset Shares, the Warrant Shares and the Repurchase Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; and the Buyer understands that its investment in the Securities involves a high degree of risk;

     (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

     (g) Subscription Agreement. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, in-solvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     (h) Approvals. If the Buyer's principal executive offices are located outside the United States, the purchase of the Initial Shares and the acquisition of the other Securities by the Buyer pursuant to this Agreement does not require any governmental or regulatory approval, consent or filing on the part of the Buyer or, to the knowledge of the Buyer, on the part of the Company, under the securities or similar laws of the jurisdiction in which the Buyer's principal executive offices are located.

     (i) Absence of Brokers, Finders, Etc. To the Buyer's knowledge, no broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than as disclosed in writing to the Buyer by the Company, and the Buyer shall pay, and indemnify and hold harmless the Company from, any claim made against the Company by any other Persons not referred to in such disclosure for any such commission, fee or other compensation which is ultimately determined by a final nonappealable decision of a court of competent jurisdiction to be the obligation of the Buyer and not of the Company.

     5. Company Representations, Warranties, Etc. The Company represents and warrants to, and covenants and agrees with, the Buyer that:

     (a) Organization and Authority. The Company is a company duly organized and validly existing under the laws of Bermuda, and has all requisite power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company. The Company has no subsidiaries or equity investment in any Person other than XOMA Limited, a United Kingdom company, and XOMA Technologies Ltd., a Bermuda company, each of which, as of the Closing

Date (i) are not and have never been active and (ii) have no material assets or liabilities of any nature.

     (b) Capitalization. The authorized capital stock of the Company consists of
(a) 70,000,000 Common Shares of which 47,696,891 Common Shares were outstanding on January 27, 1999, all of which are fully paid and nonassessable; and (b) 1,000,000 preference shares, U.S. $.05 par value, of which as of January 27, 1999 (i) 650,000 shares are designated Series A Preference Shares, none of which are outstanding, (ii) 7,500 shares are designated Series B Preference Shares, none of which are outstanding, and (iii) 1,250 shares are designated Series C Preference Shares, of which 461 shares are outstanding; and on the Closing Date
(x) there will be no material increase from January 27, 1999 in the number of Common Shares outstanding and (y) no issuances of preference shares will have occurred since January 27, 1999. As of January 27, 1999, the Company had outstanding options, warrants and similar rights entitling the holders to purchase 5,108,607 Common Shares. Other than as set forth in the preceding two sentences, the Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire Common Shares, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued Common Shares the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire Common Shares which are outstanding and (b) all Common Shares and options and other rights to acquire Common Shares which may be issued or granted under the stock option and similar plans which have been adopted by the Company. Each outstanding class or series of securities, if any, for which any antidilution or similar adjustment arising by reason of the issuance of the Designated Shares or the issuance or exercise of the Warrants is identified in
Schedule 5(b)-1 attached hereto, together with the amount of such antidilution adjustment. The outstanding Common Shares and outstanding options, warrants and other securities convertible into, exchangeable for or otherwise entitling the holder thereof to acquire Common Shares have been duly authorized and validly issued. To the knowledge of the Company, none of such outstanding Common Shares, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding Common Shares and such options, warrants and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

     (c) Concerning the Shares and the Common Shares. The Shares have been duly authorized. The Initial Shares, when issued and paid for in accordance with this Agreement, the Reset Shares and the Repurchase Shares when issued in accordance with this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any shareholder of the Company or any other Person to acquire any of the Securities. The Company has duly reserved a sufficient number of Common Shares for issuance of the Initial Shares, the Reset Shares and the Repurchase Shares and exercise of the Warrants and the issuance of similar securities under the Other Subscription Agreement, and such shares shall remain so reserved except for such Reset Shares or Repurchase Shares and similar securities which the Company has no obligation to issue. The Common Shares are listed for trading on the Nasdaq and (1) the Company and the Common Shares meet the criteria for continued listing and trading on the Nasdaq Stock Market; (2) the Company has not been notified since January 1, 1997 by the Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on the Nasdaq; and (3) no suspension of trading in the Common Shares is in effect. The filing by the Company of the listing application for the Shares with Nasdaq after the Closing Date, rather than prior to the Closing Date, will not have material adverse effect on the listing of the Common Shares.

     (d) Subscription Agreement; Escrow Agreement; Registration Rights Agreement; Warrants. This Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Buyer, this Agreement is, and the Escrow Agreement, the Registration Rights Agreement and the Warrants and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that rights to indemnity and contribution may be limited by public policy.

     (e) Non-contravention. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Shares and the Warrants as contemplated by this Agreement, and the other transactions contemplated by this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Warrants do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Memorandum of Continuance or bye-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of the Company under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, or (iii) (assuming the representations and warranties of the Buyer in Section 4 hereof, of the Other Buyer in Section 4 of the Other Subscription Agreement and of Wharton Capital Markets LLC and CIBC Oppenheimer Corp. in their representation letters dated the date hereof, copies of which have been provided to the Buyer, are true and accurate) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal, state or other regulatory body, administrative agency or other governmental body of the United States or Bermuda having jurisdiction over the Company or any of its properties or assets, which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Registration Rights Agreement or the issuance of the Shares or the transactions contemplated by this Agreement, or the Registration Rights Agreement or on any right or remedy of the Buyer under this Agreement or the Registration Rights Agreement; provided, however, that the Company makes no representation or warranty in this Section 5(e) with regard to any law, rule or regulation of any jurisdiction or any decree, judgment or order of any court having jurisdiction over the Company or any of its properties or assets which law, rule or regulation becomes applicable to the Company or which court acquires jurisdiction over the Company solely by reason of the Buyer's status as a corpo-ration organized under the laws of the British Virgin Islands or headquartered in Curacao, Netherlands Antilles.

     (f) Approvals. Assuming the representations and warranties of the Buyer in
Section 4 hereof, of the Other Buyer in Section 4 of the Other Subscription Agreement and of Wharton Capital Markets LLC and CIBC Oppenheimer Corp. in their representation letters dated the date hereof, copies of which have been provided to the Buyer, are true and accurate, no authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby, (2) the issuance and sale of the Initial Shares and the issuance of the Reset Shares, the Repurchase Shares and the Warrants as contemplated by this Agreement and (3) the issuance of the Warrant Shares upon the exercise of the Warrants, other than (w) the listing of the Shares on the Nasdaq, (x) registration of the resale of the Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky" laws and (z) filing of one or more Forms D with respect to the Shares as required under Regulation D.

     (g) Information Provided. The written information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the written information referred to in Section 4(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 5(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 5(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1997 other than the SEC Reports.

     (h) Absence of Certain Changes. Except as disclosed in the SEC Reports, since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other) or results of operations of the Company. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, to the knowledge of the Company, the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, to the knowledge of the Company, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business or disclosed in the SEC Reports.

     (i) Absence of Certain Proceedings. Except as described in the SEC Reports and except for applications and proceedings relating to regulatory approval of new drugs or the granting of patents, there is no Action pending or, to the knowledge of the Company, threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, condition (financial or other) or results of operations of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; except as described on Schedule 5(i), neither the Company or any subsidiary nor any current officer thereof is or has been the subject of any Action involving
(i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty; the Company does not have pending before the SEC any request for confidential treatment of information and to the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and, except as previously disclosed to the Buyer concerning certain investors in the Company, there has not been, and to the Company's knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

     (j) Properties. To the knowledge of the Company, the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights or with respect to any license of Company Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Company Proprietary Rights, except as set forth on Schedule 5(j). The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company of any of the Company Proprietary Rights. To the knowledge of the Company, no Company Proprietary Rights and no services or products sold by the Company, conflict with or infringe upon any proprietary rights available to any third party, except as set forth on Schedule 5(j). The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights, except as set forth on
Schedule 5(j). The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any Person with respect to the validity of the Company's ownership or right to use the Company Proprietary Rights, except as set forth on Schedule 5(j) and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the knowledge of the Company, the Company Proprietary Rights are valid and enforceable. To the knowledge of the Company, the Company has complied, in all material respects, with its contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. To the knowledge of the Company, no Person is infringing on or violating the Company Proprietary Rights.

     (k) SEC Filings. The Company has timely filed all required forms, reports and other documents required to be filed with the SEC under the 1934 Act since January 1, 1997. All of such forms, reports and other documents complied as to form, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

     (l) Absence of Brokers, Finders, Etc. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than as disclosed in writing to the Buyer and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by the entity or entities referred to in such disclosure and any other Person for any such commission, fee or other compensation.

     (m) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to its knowledge, any other Person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Shares or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any Common Shares or Warrants, or solicit any offers to buy any Common Shares or Warrants, so as thereby to cause the issuance or sale of any of the Shares or the issuance of the Warrants to be in violation of Section 5 of the 1933 Act.

     (n) Certain Issuances of Securities. The Company has not issued any Common Shares, common shares or preference shares or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire Common Shares which are subject to the Shareholder Approval Rule and which could reasonably be integrated with the sale of the Initial Shares to the Buyer or the issuance of Reset Shares, Warrant Shares or Repurchase Shares to the Buyer for purposes of the Shareholder Approval Rule.

     (o) Rights Agreement. Assuming that the Buyer does not hold any Common Shares other than as acquired pursuant to this Agreement, (1) the execution and delivery of this Agreement by the Company, the issuance of the Shares as contemplated by this Agreement, and the other transactions contemplated by this Agreement and the other agreements and documents contemplated hereby will not result in the Buyer becoming an Acquiring Person, as defined in the Rights Agreement, and (2) the holders of the Shares will be entitled to the benefits available to the holders of Common Shares under the Rights Agreement.

     6. Certain Covenants And Acknowledgments.

     (a) Transfer Restrictions. The Company and the Buyer acknowledge and agree that (1) the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement with respect to the resale of the Shares, the Shares have not been and are not being registered for resale under the 1933 Act, and the Securities may not be transferred unless (A) subsequently registered for resale thereunder or
(B) (i) transferred to a Permitted Transferee and (ii) the Buyer shall have delivered to the Company an opinion, reasonably satisfactory in form, scope and substance to the Company, of counsel reasonably satisfactory to the Company (which shall include, but not be limited to, counsel who represented the Buyer in connection with the negotiation and execution of this Agreement) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any resale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than registration of the resale of the Shares pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 6(d) hereof and pursuant to the Registration Rights Agreement).

     (b) Restrictive Legend.

     (1) The Buyer acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

         The securities represented by this certificate (and the shares underlying them) have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities

         Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     (2) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     (3) Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days after surrender of such certificates by the Buyer or the Escrow Agent acting at the request of the Buyer and (2) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

     (c) Escrow Agreement; Registration Rights Agreement. On or before the Closing Date, the parties hereto agree to enter into (i) the Escrow Agreement in the form attached hereto as Annex III and (ii) the Registration Rights Agreement in the form attached hereto as Annex IV.

     (d) Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filing.

     (e) Authorization for Trading; Reporting Status. Within five days after the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq relating to the Shares and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Shares or the Warrants, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     (f) Use of Proceeds. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Initial Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other Person (other than financing the Company's existing or future subsidiaries in the ordinary course of business and provided, however, that nothing in this Section 6(f) shall prohibit the Company from using such proceeds for the acquisition of or investment in businesses, product lines or technologies in the fields of research, development or marketing of pharmaceutical products for the treatment of human and animal diseases and illnesses or from making any loan to any business engaged in such activity and in which the Company owns an interest having a majority of the voting or similar power of such business) or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

     (g) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as and to the extent it shall be necessary or required to qualify, or to obtain an ex-emption for, the Initial Shares for sale to the Buyer and the Warrants for issuance to the Buyer pursuant to this Agreement, the Reset Shares and the Repurchase Shares for issuance to the Buyer pursuant to this Agreement, and the Warrant Shares for issuance to the Buyer on exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Initial Shares and the issuance of the Warrants pursuant to this Agreement, the issuance to the Buyer of the Reset Shares and the Repurchase Shares pursuant to this Agreement, and the issuance to the Buyer of Warrant Shares on exercise of the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

     (h) Certain Expenses. Whether or not any closing occurs, the Company shall pay or reimburse the Buyer and the Other Buyer for all reasonable expenses (including, without limitation, reasonable legal fees and expenses of counsel to the Buyer and the Other Buyer) incurred or to be incurred by them, not in excess of $30,000 in the aggregate, in connection with this Agreement, the Other Subscription Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby, including but not limited to fees and expenses of the Escrow Agent under Section 14(a) of the Escrow Agreement. Subject to the immediately preceding sentence, the Company shall pay on demand all reasonable expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby requested by the Company, (2) any default or breach of any of the Company's obligations set forth in any of such agreements or instruments and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of such agreements or instruments, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer, in which the Buyer prevails.

     (i) Certain Issuances of Securities. (1) Unless the Company obtains the Shareholder Approval or a waiver thereof from the Nasdaq, the Company will not issue any Common Shares or shares of any series of preference shares or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Shares which would be subject to the requirements of the Shareholder Approval Rule and which could reasonably be integrated with the sale of the Initial Shares or the issuance of Reset Shares or the Repurchase Shares to the Buyer for purposes of the Shareholder Approval Rule.

     (2) In the event the Company is unable to issue (I) all Reset Shares required to be issued to the Buyer with respect to any Reset Date or (II) all Repurchase Shares required to be issued to the Buyer pursuant to Section 11(d), by reason of the restrictions set forth in the Shareholder Approval Rule, the Buyer shall be entitled, at its option, by notice to the Company given not sooner than 15 days, but within 90 days, after such Reset Date or the date on which such Repurchase Shares were otherwise required to be issued (provided that such restrictions continue to be applicable), to require the Company to make a payment to the Buyer in an amount equal to the product of (x) the number of Reset Shares otherwise required to be issued to the Buyer on such Reset Date or the number of Repurchase Shares otherwise required to be issued to the Buyer, as the case may be, which the Company is unable to issue by reason of the Shareholder Approval Rule and (y) the Share Limitation Repurchase Price. Promptly and in no event later than ten Trading Days after the Company's receipt of such notice, the Company shall make a cash payment in immediately available funds of the Share Limitation Repurchase Price to or upon the order of the Buyer. The number of Reset Shares or Repurchase Shares unable to be issued by reason of the Shareholder Approval Rule and the amounts of the corresponding cash payments to be made to the Buyer and the Other Buyer pursuant to this
Section 6(i)(2) shall be allocated pro rata between the Buyer and the Other Buyer in proportion to the total number of Reset Shares or Repurchase Shares each is otherwise entitled to receive on such Reset Date without regard to the Shareholder Approval Rule. The Company's obligations to make payments pursuant to this Section 6(i)(2) shall not limit or otherwise affect its obligations to repurchase Shares pursuant to the other provisions of this Agreement.

     (3) Notwithstanding any other provision of this Agreement, if a Share Limitation Event occurs by reason of events which are not solely within the control of the Company, the Company shall have the right to give a Control Notice to the Buyer at any time after such Share Limitation Event occurs and prior to the earlier of (1) the date on which the Buyer's right (other than as limited by this Section 6(i)(3)) to receive a cash payment pursuant to Section 6(i)(2) by reason of the occurrence of such Share Limitation Event expires and
(2)
the date on which the Company is obligated to make a payment to the Buyer pursuant to Section 6(i)(2). For purposes of this Section 6(i)(3), a Share Limitation Event shall be deemed to have occurred by reason of events which are not solely within the control of the Company if a requirement of the Company to repurchase, or a right of the Buyer to require repurchase of, Shares by reason thereof, or the requirement of the Company to make a payment pursuant to Section 6(i)(2), would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles. To the extent any facts are assumed for purposes of either the Company's conclusion as to such classification of the Shares or the Auditors' Determination required to be delivered as part of the Control Notice, the validity of such conclusion or determination shall depend on such assumed facts being true and complete in all material respects. If the Company timely gives a Control Notice to the Buyer, then in lieu of making the payment required by Section 6(i)(2) pursuant to a notice given by the Buyer by reason of such Share Limitation Event, on the next Reset Date to occur the Adjustment Price shall be reduced to 80% of the amount such Adjustment Price would otherwise be. On or after the date the Company gives such Control Notice, upon notice from the Buyer, the Company promptly shall call a special meeting of its shareholders, to be held not later than 90 days after such notice is given, to seek the Shareholder Approval for the issuance of all Common Shares issuable in accordance with this Agreement without regard to the Shareholder Approval Rule and shall use all commercially reasonable efforts to obtain the Shareholder Approval. The Company shall prepare and file with the SEC within 30 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Shareholder Approval. The Company shall provide the Buyer an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Shareholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Buyer within a reasonable period of time prior to their filing with the SEC. The Company shall furnish to the Buyer a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to shareholders or filed with the SEC. Upon the earlier of (i) the failure to obtain the Shareholder Approval at the special meeting or (ii) the failure to hold the special meeting within such 90-day period, the Company shall so notify the Buyer and such of the following as shall be specified by notice to the Company from the Buyer shall occur: (1) on the next Reset Date to occur the Adjustment Price shall be reduced to 70% of the amount such Adjustment Price would otherwise be and (2) the Company shall promptly file applications and take all other actions necessary to (i) list the Common Shares for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of Common Shares issuable under this Agreement and (ii) upon filing such applications, request the immediate removal of the Common Shares from listing on the securities market on which it is then listed which restricts the issuance of Common Shares under this Agreement without the Shareholder Approval.

     (j) Certain Trading Restrictions. The Buyer agrees that on at least five Trading Days during any Measurement Period it will not sell Common Shares on the principal securities market for the Common Shares.

     (k) Reservation of Common Shares. The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Shares (or common stock in the case of any successor corporation) sufficient to provide for the issuance of all Reset Shares, Warrant Shares and Repurchase Shares issuable hereunder are at all times reserved by the Company (or any successor corporation), free from preemptive rights. If the Company shall issue any securities or make any change in its capital structure which would change the number of Common Shares issuable as Reset Shares, Warrant Shares or Repurchase Shares as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from preemptive rights, for issuance of such Shares on the new basis. If at any time the number of authorized but unissued Common Shares shall not be sufficient to permit the issuance of all Reset Shares, Warrant Shares and Repurchase Shares issuable hereunder, the Company promptly shall seek, and use its reasonable best efforts to obtain and complete, such company action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

     (l) Consolidation, Merger, Etc. In case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving or continuing corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding

Common Shares are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that each holder of Escrow Shares then outstanding shall have the right thereafter to receive Reset Shares in the form of the kind of shares of stock and other securities and property receivable upon such consolidation, amalgamation, merger, sale, transfer, or share exchange by a holder of Common Shares immediately prior to the effective date of such consolidation, amalgamation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the rights of the holders of Escrow Shares to receive Reset Shares on a basis as nearly as practical as such rights exist hereunder prior thereto. The Company shall not effect any such transaction unless the provisions of this Section 6(l) have been complied with. The above provisions shall similarly apply to successive consolidations, amalgamations, mergers, sales, transfers, or share exchanges. In the event the Company enters into a transaction to be accounted for as a pooling of interests under Generally Accepted Accounting Principles, the Buyer agrees to make such changes to this Agreement and the terms of the transactions contemplated hereby as are reasonably necessary to facilitate the Company in accounting for the transaction as a pooling of interests; provided, however, that the Buyer shall have no obligation to make any such changes which the Buyer reasonably determines could have a material adverse effect on the Buyer's investment in the Shares or its rights under this Agreement and the transactions contemplated hereby

     (m) Overdue Amounts. Whenever any amount which is due by the Company to any holder of Shares pursuant to the terms of this Agreement, the Registration Rights Agreement or the Warrants is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

     (n) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Initial Shares set forth in Section 9 or 10, as the case may be, of this Agreement on or before the Closing Date.

     7. Escrow Shares. Prior to the Closing Date, the Company and the Buyer will execute and deliver the Escrow Agreement in the form attached hereto as Annex
III. The Escrow Agent shall receive into and release from escrow the Initial Shares and the Reset Shares as provided in this Agreement and the Escrow Agreement. Except for the Company Escrow Shares, the Buyer shall be the sole beneficial owner of and shall have the sole right to vote the Escrow Shares, and the escrow provisions of this Agreement shall not in any way limit or affect the ownership or the right to dispose of such Escrow Shares by the Buyer and shall not in any manner create any lien, pledge, charge, equity, encumbrance, claim or right of the Company of any nature whatsoever in or with respect to such Escrow Shares. At any time after the earlier of (i) the SEC Effective Date and (ii) Reset Date No. 1 which time is not during a Reset Period, the Buyer shall have the sole and exclusive right to direct the Escrow Agent to release to or upon the order of the Buyer any or all Escrow Shares which are not Company Escrow Shares by delivering a Release Notice to the Escrow Agent. Within three Trading Days following receipt of a Release Notice, the Escrow Agent shall release the Escrow Shares covered by such Release Notice in accordance with the Buyer's instructions stated therein. The certificates for any Designated Shares so released from escrow prior to the SEC Effective Date shall bear the restrictive legend specified in Section 6(b). Any remaining Escrow Shares which are not Company Escrow Shares following the last Reset Date shall be promptly delivered to or upon the order of the Buyer. Once properly released from escrow in accordance with this Agreement, Escrow Shares may not be re-deposited into escrow with the Escrow Agent or again be deemed Escrow Shares.

     8. Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Sections 9 and 10, the Closing Date shall be 12:00 noon, New York City time, on or before the date which is one Trading Day after the date of this Agreement, or such other mutually agreed to time. The closing of such sale of the Initial Shares shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019.

     9. Conditions To The Company's Obligation To Sell And Issue. The Buyer understands that the Company's obligation to sell the Initial Shares and issue the Warrants to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

     (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

     (b) Delivery by the Buyer to the Company of good funds as payment in full of the Aggregate Purchase Price for the Initial Shares in accordance with
Section 2(b) hereof;

     (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date; and

     (d) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     10. Conditions To The Buyer's Obligation To Purchase. The Company understands that the Buyer's obligation to purchase the Initial Shares and acquire the Warrants from the Company pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

     (a) Delivery by the Company to the Closing Escrow Agent of the certificates for the Initial Shares and the Warrants in accordance with this Agreement;

     (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters;

     (c) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Memorandum of Continuance and Bye-Laws of the Company as in effect on the Closing Date, and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby;

     (d) The Escrow Agent shall have executed and delivered the Escrow Agreement in the form attached hereto as Annex III;

     (e) Receipt by the Buyer on the Closing Date of (i) an opinion of Cahill Gordon & Reindel, counsel for the Company, dated the Closing Date, to the effect set forth in Annex V attached hereto, (ii) an opinion of Christopher J. Margolin, Esq., the General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex VI attached hereto, (iii) an opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, dated the Closing Date, to the effect set forth in Annex VII attached hereto and (iv) an opinion of Bryan Cave LLP, Arizona counsel to the Company, dated the Closing Date, to the effect set forth in Annex VIII attached hereto; and

     (f) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     11. Repurchase At Option Of The Buyer.

     (a) Repurchase Right. If a Repurchase Event occurs, then, in addition to any other right or remedy of the Buyer, the Buyer shall have the right, at the Buyer's option, to require the Company to repurchase all of the Buyer's Escrow Shares, any Reset Shares due to the Buyer which have not been delivered by the Company to the Escrow Agent, and all Recently Released Shares, or any portion thereof, on the date that is three Trading Days after the date the Buyer gives the Company a Repurchase Notice with respect to such Repurchase Event at any time while any of such Shares are outstanding, at a price equal to the Repurchase Price multiplied by the number of Shares being repurchased.

     (b) Notices; Method of Exercising Optional Repurchase Rights, Etc. (1) On or before the fifth Trading Day after the occurrence of a Repurchase Event, the Company shall give to the Buyer a notice of the occurrence of such Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such notice from the Company shall set forth:

          (i) the date by which the optional repurchase right must be exercised, and

          (ii) a description of the procedure (set forth below) which the Buyer must follow to exercise the Buyer's optional repurchase right.

No failure of the Company to give such notice or defect therein shall limit the right of the Buyer to exercise the optional re-demption right or affect the validity of the proceedings for the repurchase of the Buyer's Shares.

     (2) To exercise its optional repurchase right, the Buyer shall deliver to the Company on or before the 30th day after the notice required by Section 11(b)(1) is given to the Buyer (or if no such notice has been given by the Company to the Buyer, within 40 days after the Buyer first learns of such Repurchase Event) a Repurchase Notice to the Company. A Repurchase Notice may be revoked by the Buyer giving such Repurchase Notice by giving notice of such revocation to the Company at any time prior to the time the Company pays the Repurchase Price to the Buyer.

     (3) If the Buyer shall have given a Repurchase Notice, on the date which is three Trading Days after the date such Repurchase Notice is given (or such later date as the Buyer or the Escrow Agent, at the request of the Buyer, surrenders the Buyer's certificates for the Shares repurchased) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Buyer in writing to the Company at least one Trading Day prior to the applicable Repurchase Date.

     (c) Other. (1) In connection with a repurchase pursuant to this Section 11 of less than all of the Shares evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Company, the Company shall issue and deliver to the Buyer a replacement certificate for the Shares evidenced by such certificate which have not been repurchased.

     (2) A Repurchase Notice given by the Buyer shall be deemed for all purposes to be in proper form unless the Company notifies the Buyer in writing within three Trading Days after such Repurchase Notice has been given (which notice shall specify all defects in such Repurchase Notice), and any Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Buyer promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Company's obligation to repurchase all Shares requested to be repurchased not in dispute whether or not the Buyer makes such undertaking.

     (d) Special Repurchase Events. Notwithstanding any other provision of this Agreement, if a Repurchase Event occurs by reason of the occurrence of (x) an event described in clause (1), (2), (3) or (5) of the definition of the term Repurchase

Event or (y) an Amendment Event, and such occurrence is by reason of events which are not solely within the control of the Company, the Company shall have the right to give a Control Notice to the Buyer at any time after such Repurchase Event occurs and prior to the earlier of (1) the date on which the Buyer's right (other than as limited by this Section 11(d)) to require repurchase of its Shares by reason of the occurrence of such Repurchase Event expires and (2) the applicable Repurchase Date by reason of the Repurchase Notice given by the Buyer by reason of such Repurchase Event. If the Company timely gives such Control Notice to the Buyer, then, in lieu of payment of the Repurchase Price by reason of any such Repurchase Event, on or before the third Trading Day of each calendar month after the occurrence and during the continuance of such Repurchase Event, the Company may issue and deliver to the Buyer a number of Common Shares equal to the Repurchase Share Amount. The Repurchase Share Amount shall be prorated for any partial month in which such Repurchase Event continues.

     For purposes of this Section 11(d), a Repurchase Event described in clause
(1), (2), (3) or (5) of the definition of the term Repurchase Event or an Amendment Event shall be deemed to have occurred by reason of events which are not solely within the control of the Company if a requirement of the Company to repurchase, or a right of the Buyer to require repurchase of, Shares by reason thereof would result in the Company being required to classify the Shares as redeemable common stock on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles, and, in the case of an Repurchase Event described in clause (5) of the definition of the term Repurchase Event, the Board of Directors or the shareholders of the Company do not have the right to approve or disapprove the transactions resulting in such event. To the extent any facts are assumed for purposes of either the Company's conclusion as to such classification of the Shares or the Auditors' Determination required to be delivered as part of the Control Notice, the validity of such conclusion or determination shall depend on such assumed facts being true and complete in all material respects.

     12. Repurchase At Option Of The Company. If (i) the Company shall be in compliance in all material respects with its obligations to the Buyer (including, without limitation, its obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement), (ii) on the date the Company Repurchase Notice is given and at all times until the Repurchase Date, the Registration Statement is effective and available for use by the Buyer for the resale of its Shares and (iii) no Repurchase Event shall have occurred with respect to which, on the date a Company Repurchase Notice is to be given or on the Redemption Date, the Buyer (A) shall be entitled to exercise optional repurchase rights under Section 11 by reason of such Repurchase Event or (B) shall have exercised optional repurchase rights under Section 11 by reason of such Repurchase Event and the Company shall not have paid the Repurchase Price to the Buyer, then the Company shall have the right to repurchase Escrow Shares as follows:

     (a) Repurchase Right. If the Company gives a Company Repurchase Notice to the Buyer not less than 30 Trading Days or more than 60 Trading Days prior to the Repurchase Date, the Company may at any time repurchase all or from time to time any part of the Escrow Shares in accordance with this Section 12(a). On the Repurchase Date (or such later date as the Escrow Agent, at the request of the Buyer, surrenders to the Company the certificate(s) for the Escrow Shares to be repurchased pursuant to this Section 12(a)), the Company shall make payment to the Buyer of the applicable Repurchase Price multiplied by the number of Escrow Shares to be repurchased in immediately available funds to such account as specified by the Buyer in writing to the Company at least one Trading Day prior to the Repurchase Date.

     (b) Special Repurchase Right. If on each of the 30 consecutive Trading Days ending immediately prior to the Trading Day on which the Company elects to give a Company Repurchase Notice to the Buyer pursuant to this Section 12(b) the Market Price is at least 150% of the Purchase Price, then the Company shall repurchase the number of Escrow Shares specified in the Company Repurchase Notice in accordance with this Section 12(b). The Repurchase Date pursuant to this Section 12(b) shall occur not less than 10 Trading Days and no more than 20 Trading Days after the date such Company Repurchase Notice is given. On such Repurchase Date, the Company shall make payment to the Buyer of the Special Repurchase Price multiplied by the number of Escrow Shares to be repurchased in immediately available funds to such account as specified by the Buyer in writing to the Company at least one Trading Day prior to the Repurchase Date.

     (c) Restriction on Repurchases. The Buyer may remove from escrow in accordance with Section 7 any Escrow Shares to be repurchased pursuant to this
Section 12 (i) through the day prior to the Repurchase Date and (ii) if the Company shall fail to pay the Repurchase Price or the Special Repurchase Price, as the case may be, of any Escrow Shares when due, at any time after the due date thereof until such date as the Company pays the Repurchase Price or the Special Repurchase Price, as the case may be, of such Escrow Shares. No Escrow Shares which the Buyer removes from escrow pursuant to
Section 7 or exercises the optional repurchase right pursuant to Section 11 may be repurchased by the Company pursuant to this Section 12 on or after the date of exercise of such removal right or optional repurchase right, as the case may be, regardless of whether the Company Repurchase Notice shall have been given prior to, or on or after, the date of exercise of such removal right or optional redemption right, as the case may be.

     13. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

     (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement or the date of execution and delivery of this Agreement by the Buyer and the Company shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

     (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

     (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

     (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Legal Department (telephone line facsimile transmission number (510) 649-7571), or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement, with a copy to [ ] or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

     (h) Assignment. Prior to the Closing Date, the Buyer may not assign its rights and obligations under this Agreement. Any transfer of the Shares or the Warrants by the Buyer after the Closing Date shall be made in accordance with
Section 6(a). After the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement and the Escrow Agreement to Permitted Transferees in connection with any transfer of the Buyer's rights under the Registration Rights Agreement by compliance with the provisions of Section 9 of the Registration Rights Agreement.

     (i) Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Initial Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any Person controlling or advising any of them.

     (j) Entire Agreement. This Agreement and its Schedules and Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

     (k) Termination. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing of the sale of the Initial Shares shall not have occurred on a Closing Date on or before January 31, 1999, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

     (l) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     (m) Public Statements, Press Releases, Etc. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     (n) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below.

                                  [Buyer]


                                  By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                  Date:
                                       ------------------------------------

                                  Address:

                                  Facsimile No.:



                                  XOMA LTD.


                                  By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                  Date:
                                       -----------------------------------